UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2012

TeleCommunication Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

275 West Street, Annapolis, Maryland		21401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410/263-7616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2012, TeleCommunication Systems, Inc. (the "Company"), and its subsidiaries Solvern Innovations, Inc. ("Solvern") and Networks in Motion, Inc. ("NIM", and together with the Company and Solvern, the "Borrowers"), entered into an amendment (the "Amendment") to their Loan and Security Agreement (the "Loan Agreement") with Silicon Valley Bank, as administrative agent and collateral agent ("SVB"), on behalf of several banks and other financial institutions that are parties to the Loan Agreement (the "Lenders"). The Loan Agreement provides for a $40,000,000 term loan (the "Term Loan") and a $35,000,000 revolving line of credit (the "Line of Credit"). The Term Loan maturity date is June 30, 2014 and the Line of Credit maturity date is June 25, 2012.

To allow time to negotiate and document a longer term extension to the Loan Agreement (the "Loan Agreement Amendment"), the Lenders extended the maturity date of the Line of Credit until July 25, 2012. The Company and the Lenders are currently negotiating the terms of the Loan Agreement Amendment. The Company intends to announce the terms of the Loan Agreement Amendment as soon as they are available. The Company expects the terms of Loan Agreement Amendment to be more favorable to the Company than the existing terms of the Loan Agreement.

This summary does not purport to be complete and is qualified in its entirety by reference to the Amendment which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q. Interested parties should read this document in its entirety.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon the Company's current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words "believe," "expect," "intend," "anticipate," and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this Current Report on Form 8-K that are forward-looking include, but are not limited to statements made in Item 1.01 above regarding the (a) Loan Agreement Amendment and (b) Company’s expectation about the terms of the Loan Agreement Amendment.

Additional risks and uncertainties are described in the Company’s previous filings with the Securities and Exchange Commission. These include without limitation risks and uncertainties relating to our financial results and our ability to (i) sustain profitability, (ii) continue to rely on our customers and other third parties to provide additional products and services that create a demand for our products and services, (iii) conduct our business in foreign countries, (iv) adapt and integrate new technologies into our products, (v) expand our sales and business offerings in the wireless data industry, (vi) develop software without any errors or defects, (vii) have sufficient capital resources to fund our operations, (viii) protect our intellectual property rights, and (ix) implement our sales and marketing strategy. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information in this current report on Form 8-K, whether as a result of new information, future events or circumstances, or otherwise.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Loan Agreement and the Amendment is hereby incorporated by reference into this Item 2.03.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.

June 26, 2012	By:	/s/ Thomas M. Brandt, Jr.

Name: Thomas M. Brandt, Jr.
Title: Sr. Vice President & CFO